UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 22, 2015

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________________________________________

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Maxwell Technologies, Inc. (“Annual Meeting”) was held on May 22, 2015. At the meeting, stockholders elected two Class I directors to serve on the Board of Directors until the 2018 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified.
The two directors elected at the meeting were Franz Fink and Roger Howsmon. The votes cast for the two elected directors were as follows:

Name	Votes For	% Voted For	Votes Withheld	% Withheld
Franz Fink	14,595,717	93.88%	951,617	6.12%
Roger Howsmon	15,088,800	97.05%	458,534	2.95%

The second matter voted on by the stockholders of the Company was the ratification of the appointment of BDO USA LLP as the Company’s independent auditors for the 2015 fiscal year. The appointment was ratified and the votes cast were as follows:

Votes For	Votes Against	Abstain
23,653,056	316,497	309,370

The third matter voted on by the stockholders of the Company was an increase in the number of shares of Common Stock reserved for issuance under the 2013 Omnibus Equity Incentive Plan by 1,500,000 shares. The increase was approved and the votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,693,918	1,693,184	160,232	8,731,589
The fourth matter voted on by the stockholders of the Company was an advisory vote to approve the compensation of the named executive officers of the Company. The resolution was approved with approximately 93.28% of the votes cast at the Annual Meeting voting in favor of the advisory resolution. The votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,503,707	842,458	201,169	8,731,589

\

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Chief Financial Officer
Date: May 29, 2015